UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  July 24, 2007

Date of Earliest Event Reported:  July 19, 2007

PINNACLE GAS RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33457	30-0182582
(State or other jurisdiction	(Commission	(IRS Employer Identification
of incorporation)	File Number)	Number)

1 E. Alger Street

Sheridan, Wyoming 82801

(Address of principal executive offices)

(307) 673-9710

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers

Employment Agreements.  On July 20, 2007, we entered into new employment agreements with certain of our executive officers, each effective as of January 1, 2007.  Pursuant to the employment agreement with Peter G. Schoonmaker, our President and Chief Executive Officer, Mr. Schoonmaker is entitled to an initial annual base salary of $250,000 and an annual bonus of up to 1.0 times his annual base salary.  The annual bonus may be paid in cash, through grants of restricted shares of our common stock or options to purchase shares of our common stock, or any combination thereof.  If Mr. Schoonmaker’s employment is terminated by us without cause or by Mr. Schoonmaker for good reason, he will be entitled to severance benefits which will include a lump sum payment equal to 1.0 times his annual base salary and the payment of a pro-rated bonus.  Additionally, if Mr. Schoonmakers’s employment is terminated by us without cause or by Mr. Schoonmaker for good reason or due to retirement, in each case within one year following a change of control of us, he will be entitled to severance benefits which will include a lump sum payment equal to 1.5 times his annual base salary and the payment of a pro-rated bonus.  Mr. Schoonmaker’s employment agreement is effective through December 31, 2007 and will automatically renew for subsequent one year periods unless notice of termination is properly given by us or Mr. Schoonmaker.  In the event that Mr. Schoonmaker’s employment is terminated within six months preceding or following a change of control due to a non-renewal of his employment agreement by us, Mr. Schoonmaker will be entitled to the same change of control severance benefits described above.  Mr. Schoonmaker’s employment agreement is attached as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.

Pursuant to the employment agreement with Ronald T. Barnes, our Chief Financial Officer, Senior Vice President and Secretary, Mr. Barnes is entitled to an initial annual base salary of $200,000 and an annual bonus of up to 0.75 times his annual base salary.  The annual bonus may be paid in cash, through grants of restricted shares of our common stock or options to purchase shares of our common stock, or any combination thereof.  If Mr. Barnes’ employment is terminated by us without cause or by Mr. Barnes for good reason, he will be entitled to severance benefits which will include a lump sum payment equal to 1.0 times his annual base salary and the payment of a pro-rated bonus.  Additionally, if Mr. Barnes’ employment is terminated by us without cause or by Mr. Barnes for good reason or due to retirement, in each case within one year following a change of control of us, he will be entitled to severance benefits which will include a lump sum payment equal to 1.5 times his annual base salary and the payment of a pro-rated bonus.  Mr. Barnes’ employment agreement is effective through December 31, 2007 and will automatically renew for subsequent one year periods unless notice of termination is properly given by us or Mr. Barnes.  In the event that Mr. Barnes’ employment is terminated within six months preceding or following a change of control due to a non-renewal of his employment agreement by us, Mr. Barnes will be entitled to the same change of control severance benefits described above.  Mr. Barnes’ employment agreement is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

As an inducement to Messrs. Schoonmaker and Barnes to enter into their employment agreements, they will be granted 30,000 and 20,000 restricted shares of our common stock, respectively, under our Amended and Restated Stock Incentive Plan, dated February 16, 2006, such shares of restricted common stock to vest in one-third increments on the third, fourth and fifth anniversary of the date of grant.

As consideration for the severance benefits provided pursuant to their employment agreements and their respective grants of restricted shares of our common stock, Messrs. Schoonmaker and Barnes have each agreed in their respective employment agreements that, for a period of one year following the termination of their employment, they will not, among other things, engage in any business competitive with ours.  In addition, they have agreed that, for a period of two years following the termination of their employment, they will not solicit or influence any of our employees to terminate or otherwise adversely affect their employment with us.

Management Incentive Plan.  On July 19, 2007, the Compensation Committee of our Board of Directors, pursuant to authority granted to it by our Board of Directors, adopted our Management Incentive Plan (the “MIP”).  The MIP is intended to provide annual incentive compensation for our key executives that is tied to the achievement of critical strategic, operating and financial goals.  At the beginning of each fiscal year, each MIP participant will be assigned goals and objectives that can increase or decrease the amounts paid under the MIP, based on the actual achievement (or lack thereof) of such goals and objectives.  MIP goals and objectives may be tied to the following, among other things:

•              Annual net production volume;

•              Daily net production volume;

•              Proved reserve additions;

•              Lease operating expenses;

•              General and administrative expenses;

•              Adjusted EBITDA;

•              Lost time due to injuries;

•              Investor relations;

•              Capital financing;

•              Timely reporting;

•              Cash management; and/or

•              Business development and acquisitions.

For each goal and objective, the executive will be evaluated based on a threshold (or minimum), fair, target, good and outstanding (or maximum) level of achievement.

MIP awards may include a discretionary component, which will be based on the Compensation Committee’s subjective evaluation of the degree to which the executive has mastered the primary duties and responsibilities of his or her present job.  The Compensation Committee currently anticipates that the annual bonuses paid to Messrs. Schoonmaker and Barnes pursuant to their employment agreements will be paid under the MIP.

The MIP is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Awards Pursuant to the Management Incentive Plan.  On July 19, 2007, the Compensation Committee of our Board of Directors, pursuant to authority granted to it by the Board of Directors, made awards to Messrs. Schoonmaker and Barnes under the MIP by establishing the 2007 goals and objectives for each of Messrs. Schoonmaker and Barnes.  The goals and objectives established by the Compensation Committee represent the factors that it deems most important and the most likely to result in the creation of long-term stockholder value.

Under his MIP award for 2007, Mr. Schoonmaker will be evaluated based on, and his annual bonus will be tied to, the following performance measures:  net production volume (annual); proved reserve additions (annual); lease operating expenses ($ per well per month); investor relations; and board communication.  In addition, a portion of Mr. Schoonmaker’s annual bonus will be tied to Mr. Barnes’ success in achieving his goals and objectives for 2007.  Finally, a substantial portion of Mr. Schoonmaker’s annual bonus will be at the sole discretion of the Compensation Committee.  The “target” bonus for Mr. Schoonmaker under the 2007 MIP is 0.5 times his annual base salary, and if Mr. Schoonmaker achieves the “target” level of performance for every performance measure, he will receive that bonus.  If Mr. Schoonmaker achieves the “outstanding” (or maximum) level of performance for every performance measure, he will receive an annual bonus equal to 1.0 times his 2007 annual base salary, the maximum amount to which he is potentially entitled under his employment agreement.

Under his MIP award for 2007, Mr. Barnes will be evaluated based on, and his annual bonus will be tied to, the following performance measures:  investor relations; capital financing; timely reporting; cash management; net production volume (annual); proved reserve additions (annual); and lease operating expenses ($ per well per month).  In addition, a substantial portion of Mr. Barnes’ annual bonus will be at the sole discretion of the Compensation Committee.  The “target” bonus for Mr. Barnes under the 2007 MIP is 0.375 times his annual base salary, and if Mr. Barnes achieves the “target” level of performance for every performance measure, he will receive that bonus.  If Mr. Barnes achieves the “outstanding” (or maximum) level of performance for every performance measure, he will receive an annual bonus equal to 0.75 times his 2007 annual base salary, the maximum amount to which he is potentially entitled under his employment agreement.

Item 9.01    Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated July 20, 2007, by and between Pinnacle Gas Resources, Inc. and Peter G. Schoonmaker.

10.2	Employment Agreement, dated July 20, 2007, by and between Pinnacle Gas Resources, Inc. and Ronald T. Barnes.

10.3	Pinnacle Gas Resources, Inc. Management Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE GAS RESOURCES, INC.

	By:	/s/ Peter G. Schoonmaker
	Name:	Peter G. Schoonmaker
	Title:	President and Chief Executive Officer

Dated: July 24, 2007

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated July 20, 2007, by and between Pinnacle Gas Resources, Inc. and Peter G. Schoonmaker.

10.2	Employment Agreement, dated July 20, 2007, by and between Pinnacle Gas Resources, Inc. and Ronald T. Barnes.

10.3	Pinnacle Gas Resources, Inc. Management Incentive Plan.